                                  EXHIBIT 11


                        TRANSCOR WASTE SERVICES, INC.

                       CALCULATION OF INCOME PER SHARE

           THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996


                                            Three months ended September 30,
                                            --------------------------------
                                                         1995        1996
                                                      ----------  ----------

Primary income per common share:
----------------------------------------------------
Net income                                            $  276,913  $   58,412
                                                      ==========  ==========
Weighted average shares of common stock outstanding:
  Average shares outstanding                           3,990,000   4,000,000
  Assumed exercise of stock options                       52,835      49,429
                                                      ----------  ----------
Weighted average shares of common stock
  outstanding - primary                                4,042,835   4,049,429
                                                      ==========  ==========
Primary income per share                              $      .07  $      .01
                                                      ==========  ==========

Fully diluted income per common share:
----------------------------------------------------
Net income                                            $  276,913  $   58,412
Interest on convertible debt, net of tax benefit          31,053           -
                                                      ----------  ----------
Adjusted net income applicable to common stock
  on a fully diluted basis                            $  307,966  $   58,412
                                                      ==========  ==========
Weighted average shares of common stock outstanding:
  Average shares outstanding                           3,990,000   4,000,000
  Assumed exercise of stock options                       51,333      53,875
  Assumed conversion of convertible debt                 400,652           -
                                                      ----------  ----------
Weighted average shares of common stock
  outstanding - fully diluted                          4,441,985   4,053,875
                                                      ==========  ==========
Fully diluted income per share                        $      .07  $      .01
                                                      ==========  ==========

                                  EXHIBIT 11


                        TRANSCOR WASTE SERVICES, INC.

                       CALCULATION OF INCOME PER SHARE

           THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                             Nine months ended September 30,
                                             -------------------------------
                                                         1995        1996
                                                      ----------  ----------
Primary income  per common share:
----------------------------------------------------
Net income                                            $1,120,587  $    7,156
                                                      ==========  ==========
Weighted average shares of common stock outstanding:
  Average shares outstanding                           3,995,795   3,997,117
  Assumed exercise of stock options                       42,683      63,456
                                                      ----------  ----------
Weighted average shares of common stock
  outstanding - primary                                4,038,478   4,060,573
                                                      ==========  ==========
Primary income per share                              $      .28  $      .00
                                                      ==========  ==========

Fully diluted income  per common share:
----------------------------------------------------
Net income                                            $1,120,587  $    7,156
Interest on convertible debt, net of tax benefit          92,147           -
                                                      ----------  ----------
Adjusted net income  applicable to common stock
  on a fully diluted basis                            $1,212,734  $    7,156
                                                      ==========  ==========
Weighted average shares of common stock outstanding:
  Average shares outstanding                           3,995,795   3,997,117
  Assumed exercise of stock options                       51,333      63,456
  Assumed conversion of convertible debt                 400,652           -
                                                      ----------  ----------
Weighted average shares of common stock
  outstanding - fully diluted                          4,447,780   4,060,573
                                                      ==========  ==========
Fully diluted income  per share                       $      .27  $      .00
                                                      ==========  ==========